Exhibit 21.1

Subsidiaries

Entity Name	Jurisdiction of Organization	Ownership

Greenwich Therapeutics, Inc. (1)	Delaware	100%
___________________
(1)	Greenwich Therapeutics, Inc. holds the licenses to the Registrant’s drug development business and does not otherwise conduct business.